UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): 05/23/2019

STEPAN COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-4462	36-1823834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Edens and Winnetka Road, Northfield, Illinois		60093
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 446-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	SCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b‑2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.Regulation FD Disclosure

On May 23, 2019, Stepan Company (“Stepan”) provided notice of its intention to voluntarily prepay the entire outstanding principal balance of its $40,000,000 5.88% Series 2010-A Senior Notes due June 1, 2022 (the “Notes”), together with all accrued and unpaid interest and a make-whole amount equal to the net present value of the remaining scheduled interest payments on the Notes, calculated in accordance with the Note Purchase Agreement (as defined below), on June 12, 2019.  Stepan issued the notice pursuant to the terms of that certain Note Purchase Agreement dated as of September 29, 2005, by and among Stepan and each of the Noteholders party thereto, as supplemented and amended by that First Supplement to Note Purchase Agreement dated as of June 1, 2010, First Amendment to Note Purchase Agreement dated as of October 25, 2011, Second Supplement to Note Purchase Agreement dated as of November 1, 2011, Second Amendment to Note Purchase Agreement dated as of April 23, 2014 and Third Amendment to Note Purchase Agreement dated as of January 30, 2018 (the “Note Purchase Agreement”).  Stepan intends to make the prepayment with cash on hand.

The information in this Item 7.01 shall neither be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY
Date: May 24, 2019
	By:	/s/ Brian Bichkoff
Brian Bichkoff
Interim General Counsel and Secretary